TO THE SECRETARY OF
AMERICAN CENTURION LIFE ASSURANCE COMPANY

By Resolution received by the Secretary on December 1, 1995, the Board of Directors of American Centurion Life Assurance Company:

     RESOLVED, That American Centurion Life Assurance Company, pursuant to the provisions of Section 4240 of the New York Insurance Law, established a separate account designated ACL Variable Annuity Account 2, to be used for the Corporation's Variable Annuity contracts; and

     RESOLVED FURTHER, That the proper officers of the Corporation were authorized and directed to establish such subaccounts and/or investment divisions of the Account in the future as they determine to be appropriate; and

     RESOLVED FURTHER, That the proper officers of the Corporation were authorized and directed to accomplish all filings, including registration statements and applications for exemptive relief from provisions of the securities laws as they deem necessary to carry the foregoing into effect.

     As President of American Centurion Life Assurance Company, I hereby establish, in accordance with the above resolutions and pursuant to authority granted by the Board of Directors, 276 additional subaccounts within the separate account. Detailed below is the number of each such subaccount that will invest in the following portfolios:

6 subaccounts investing in AXP(R) VP Large Cap Equity Fund
3 subaccounts investing in AXP(R) VP Cash Management Fund
3 subaccounts investing in AXP(R) VP Diversified Bond Fund
3 subaccounts investing in AXP(R) VP Diversified Equity Income Fund
6 subaccounts investing in AXP(R) VP Threadneedle Emerging Markets Fund
6 subaccounts investing in AXP(R) VP Equity Select Fund
3 subaccounts investing in AXP(R) VP Growth Fund
6 subaccounts investing in AXP(R) VP High Yield Bond Fund
6 subaccounts investing in AXP(R) VP Income Opportunities Fund
6 subaccounts investing in AXP(R) VP Threadneedle International Fund
6 subaccounts investing in AXP(R) VP Large Cap Value Fund
3 subaccounts investing in AXP(R) VP New Dimensions Fund(R)
6 subaccounts investing in AXP(R) VP Partners Select Value Fund
3 subaccounts investing in AXP(R) VP Partners Small Cap Value Fund
3 subaccounts investing in AXP(R) VP S&P 500 Index Fund
3 subaccounts investing in AXP(R) VP Short Duration U.S. Government Fund
3 subaccounts investing in AIM V.I. - Basic Value Fund, Series II Shares
3 subaccounts investing in AIM V.I. Capital Development Fund, Series II Shares
6 subaccount investing in AIM V.I. Mid Cap Core Equity, Series II Shares
3 subaccounts investing in AllianceBernstein VP Growth and Income Portfolio (Class B)
6 subaccounts investing in AllianceBernstein VP International Value Portfolio (Class B)
3 subaccounts investing in AllianceBernstein VP Total Return (Class B)
6 subaccounts investing in American Century(R) VP Inflation Protection, Class II 6 subaccounts investing in American Century(R) VP International, Class II
6 subaccounts investing in American Century(R) VP Ultra, Class II
6 subaccounts investing in American Century(R) VP Value, Class II
6 subaccounts investing in Colonial Small Cap Value Fund, Variable Series,
Class B
6 subaccounts investing in Columbia High Yield Fund, Variable Series, Class B
6 subaccounts investing in Dreyfus Variable Investment Fund Appreciation Portfolio, Service Share Class
6 subaccounts investing in Dreyfus Variable Investment Fund International Value Portfolio, Service Share Class
6 subaccounts investing in Dreyfus Investment Portfolios Midcap Stock Portfolio, Service Share Class
6 subaccounts investing in Dreyfus Investment Portfolios Technology Growth Portfolio, Service Share Clas
3 subaccounts investing in Fidelity(R) VIP Contrafund Portfolio - Service
Class 2
3 subaccounts investing in Fidelity(R) VIP Growth Portfolio - Service Class 2
6 subaccounts investing in Fidelity(R) VIP Investment Grade Bond Portfolio Service Class 2
3 subaccounts investing in Fidelity(R) VIP Mid Cap Portfolio - Service Class 2
3 subaccounts investing in Fidelity(R) VIP Overseas Portfolio - Service Class 2 6 subaccounts investing in FTVIPT Franklin Income Securities - Class 2
6 subaccounts investing in FTVIPT Franklin Rising Dividends - Class 2
3 subaccounts investing in FTVIPT Franklin Small Cap Fund - Class 2
3 subaccounts investing in FTVIPT Mutual Shares Securities Fund - Class 2
6 subaccounts investing in FTVIPT Templeton Global Income Securities Fund - Class 2
6 subaccounts investing in FTVIPT Templeton Growth Securities Fund - Class 2
6 subaccounts investing in Goldman Sachs VIT Mid Cap Value Fund
3 subaccounts investing in MFS(R) Investors Growth Stock Series - Service Class 3 subaccounts investing in MFS(R) New Discovery Series - Service Class
3 subaccounts investing in MFS(R) Total Return Series- Service Class
3 subaccounts investing in MFS Utilities Series - Service Class
3 subaccounts investing in Oppenheimer Capital Appreciation Fund/VA, Service Shares
3 subaccounts investing in Oppenheimer Global Securities Fund/VA, Service Shares 3 subaccounts investing in Oppenheimer Main Street Small Cap Fund/VA, Service Shares
3 subaccounts investing in Oppenheimer Strategic Bond Fund/VA, Service Shares
6 subaccounts investing in Putnam VT Health Sciences Fund - Class IB Shares
3 subaccounts investing in Putnam VT International Equity Fund - Class IB Shares 6 subaccounts investing in Putnam VT Small Cap Value Fund - Class IB Shares
3 subaccounts investing in Putnam VT Vista Fund - Class IB Shares
6 subaccounts investing in Van Kampen Life Investment Trust Comstock Portfolio Class II Shares
6 subaccounts investing in Van Kampen UIF U.S. Real Estate Portfolio Class II Shares
6 subaccounts investing in Wanger International Small Cap
6 subaccounts investing in Wanger U.S. Smaller Companies


In accordance with the above resolutions and pursuant to authority granted by the Board of Directors of American Centurion Life Assurance Company, the Unit Investment Trust comprised of ACL Variable Annuity Account 2 and consisting of 322 subaccounts is hereby reconstituted as ACL Variable Annuity Account consisting of 598 subaccounts.

                                                     Received by the Secretary:


/s/ Timothy V. Bechtold                              /s/ Eric L. Marhoun
-------------------------                            --------------------
    Timothy V. Bechtold, President                       Eric L. Marhoun

                                                     Date:    August 23, 2003